Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-178575 on Form S-3 of Ohio Valley Banc Corp. of our report dated March 15, 2024 relating to the 2023 consolidated financial statements of Ohio Valley Banc Corp., appearing in this Annual Report on Form 10-K.

/s/Crowe LLP
Crowe LLP

Cleveland, Ohio
March 14, 2025